Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Media Contact:  Carmen Duarte

Phone:       781.332.7268

Email:        cduarte@onebeacon.com

Website:    www.onebeacon.com

ONEBEACON ANNOUNCES TERMINATION OF HAGERTY RELATIONSHIP AND GAIN ON SALE OF ESSENTIA INSURANCE COMPANY TO MARKEL

Minnetonka, Minn. (October 17, 2012) — OneBeacon Insurance Group, Ltd. (NYSE: OB) today announced it has entered into definitive agreements to terminate its exclusive underwriting arrangement with Hagerty Insurance Agency and to sell Essentia Insurance Company to Markel Corporation. OneBeacon anticipates recording a $23 million pretax gain on the sale ($15 million after tax) upon closing the transaction. The sale of Essentia is subject to regulatory approvals and is expected to close during the first quarter of 2013. The termination of the agency agreement will be effective as of the close date of the Essentia sale.

Said OneBeacon CEO Mike Miller, “We have partnered with Hagerty for the past five years, but were unable to reach mutually acceptable terms to extend the relationship. We believe the economics associated with the termination of the Hagerty agreement and the related sale of Essentia fairly compensate OneBeacon, marking the end to what has been a profitable venture.”

Essentia, a subsidiary of OneBeacon, is dedicated to the collector car and boat business that the company writes through Hagerty Insurance Agency. OneBeacon will retain the loss reserves and unearned premium reserves associated with the business written prior to the sale of Essentia and run them off in the normal course. Essentia, under Markel ownership, will remain the underwriting company for Hagerty’s collector car and boat business. Hagerty has not been sold and continues to be a privately-owned family business.

About OneBeacon: OneBeacon Insurance Group, Ltd. is a Bermuda-domiciled holding company that is publicly traded on the New York Stock Exchange under the symbol “OB.” OneBeacon’s underwriting companies offer a range of specialty insurance products sold through independent agencies, regional and national brokers, wholesalers and managing general agencies. Each business is managed by an experienced team of specialty insurance professionals focused on a specific customer group or industry segment. OneBeacon’s solutions target professional liability; ocean and inland marine; collector cars and boats; energy; entertainment, sports and leisure; excess property; environmental; group accident; programs; public entities; commercial surety; technology; and tuition refund. For further information about our products and services visit: www.onebeacon.com and to remain up to date on OneBeacon’s news, follow us on Twitter @OneBeaconIns or visit our online newsroom: www.onebeacon.com/newsroom.

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Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This press release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements, other than statements of historical facts, included or referenced in this release which address activities, events or developments which we expect or anticipate will or may occur in the future are forward-looking statements. The words “will,” “believe,” “intend,” “expect,” “anticipate,” “project,” “estimate,” “predict” and similar expressions are also intended to identify forward-looking statements. These forward-looking statements include, among others, statements with respect to OneBeacon’s:

•      change in book value per share or return on equity;

•      business strategy;

•      financial and operating targets or plans;

•                  incurred loss and loss adjustment expenses and the adequacy of its loss and loss adjustment expense reserves and related reinsurance;

•                  projections of revenues, income (or loss), earnings (or loss) per share, dividends, market share or other financial forecasts;

•      expansion and growth of our business and operations; and

•      future capital expenditures.

These statements are based on certain assumptions and analyses made by OneBeacon in light of its experience and perception of historical trends, current conditions and expected future developments, as well as other factors believed to be appropriate in the circumstances. However, whether actual results and developments will conform to our expectations and predictions is subject to a number of risks and uncertainties that could cause actual results to differ materially from expectations, including:

•                  claims arising from catastrophic events, such as hurricanes, windstorms, earthquakes, floods, or terrorist attacks;

•                  recorded loss and loss adjustment expense reserves subsequently proving to have been inadequate;

•                  the continued availability and cost of reinsurance coverage;

•                  the continued availability of capital and financing;

•                  general economic, market or business conditions;

•                  business opportunities (or lack thereof) that may be presented to it and pursued;

•                  competitive forces, including the conduct of other property and casualty insurers and agents;

•                  changes in domestic or foreign laws or regulations, or their interpretation, applicable to OneBeacon, its competitors, its agents or its customers;

•                  an economic downturn or other economic conditions adversely affecting its financial position including stock market volatility;

•                  actions taken by ratings agencies from time to time, such as financial strength or credit ratings downgrades or placing ratings on negative watch;

•                  the risks that are described from time to time in OneBeacon’s filings with the Securities and Exchange Commission, including but not limited to OneBeacon’s Annual Report on the Form 10-K for the fiscal year ended December 31, 2011 filed February 28, 2012.

Consequently, all of the forward-looking statements made in this press release are qualified by these cautionary statements, and there can be no assurance that the actual results or developments anticipated by OneBeacon will be realized or, even if substantially realized, that they will have the expected consequences to, or effects on, OneBeacon or its business or operations. OneBeacon assumes no obligation to update publicly any such forward-looking statements, whether as a result of new information, future events or otherwise.